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                                                                     EXHIBIT 5.2


                              [SOMMER & BARNARD
                       ATTORNEYS AT LAW -PC LETTERHEAD]



                                  June 11, 1997


Proffitt's, Inc.
3455 Highway 80 West
Jackson, Mississippi 39209

Ladies and Gentlemen:

         You have requested our opinion in connection with the preparation and filing by Proffitt's Inc. (the "Company") and certain of its subsidiaries (collectively, the "Guarantors") with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement), pursuant to the Securities Act of 1933, as amended, with respect to up to $125,000,000 aggregate principal amount of the Company's 8-1/8% Senior Notes due 2004, Series B (the "Exchange Notes") to be issued in exchange for the Company's issued and outstanding 8-1/8% Senior Notes due 2004, and the guarantees of the Exchange Notes by the Guarantors (the "Guarantees"), all as described in the Registration Statement.

         In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of such records, documents, certificates and other instruments, and have made such investigation of law, as in our judgment is necessary or appropriate to enable us to render the opinion expressed below.

         Based on and subject to the foregoing, we are of the opinion that the Exchange Notes, when issued, authenticated and delivered, and the Guarantees, when issued and delivered, in accordance with the terms of the Indenture entered into by the Company, the Guarantors and The First National Bank of Chicago and dated as of May 21, 1997, and as contemplated by the Registration Statement, will be the legally valid and binding obligations of the Company and the Guarantors respectively, enforceable against the Company or the Guarantors as the case may be, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforecement is sought in a proceeding at law or in equity), and expect to the extent that a waiver of rights under any usury law may be unenforceable,




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Proffitt's, Inc.
June 11, 1997
Page 2



         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus included therein.

                                                Very truly yours,

                                                /s/ Sommer & Barnard, PC
                                                --------------------------------
                                                SOMMER & BARNARD, PC